UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2012

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(A) On May 31, 2012, Global Axcess Corp., a Nevada corporation (the “Company”), and certain affiliates of the Company, entered into a modification (the “Omnibus Modification”) of several existing credit facilities with Fifth Third Bank. The Omnibus Modification relates to facilities entered into in connection with:

1. That certain Loan and Security Agreement (the “Loan and Security Agreement”) and corresponding $5.0 million term note and $2.0 million inventory draw note that were entered into and issued by the Company to Fifth Third on June 18, 2010, and several draw loans that were extended to the Company in 2011 pursuant thereto. The Loan and Security Agreement was previously amended by the first amendment, entered into December 17, 2010 (the “First Amendment”), the second amendment entered into January 4, 2012 and the third amendment entered into May 10, 2012.

2. The First Amendment to the Loan and Security Agreement (which provided an additional $1.65 million credit facility), and several draw loans that were extended to the Company in 2010 and 2011 pursuant thereto.

3. That certain 2011-B Loan and Security Agreement (the “B-Loan”), dated as of November 23, 2011 (providing a $1.0 million draw loan facility) and a draw loan that was extended to the Company in 2011 pursuant thereto.

4. That certain 2011-C Loan and Security Agreement (the “C-Loan”), dated as of December 29, 2011 (providing a $3.0 million draw loan facility) and two draw loans that were extended to the Company in 2011 pursuant thereto.

The Omnibus Amendment amends each of the Loan and Security Agreement, the First Amendment, the B-Loan and the C-Loan (and the draw loan facilities extended pursuant thereto) to extend the amortization period for each loan covered by such facilities and extend the maturity dates of such loans to match the new amortization periods. In consideration therefor, the Company agreed to certain increases in the interest rates applicable to such loans.

Except as modified by the Omnibus Amendment, the terms of the Loan and Security Agreement, as modified, the First Amendment, the B-Loan and the C-Loan, and related draw loans, remain in full force and effect.

The foregoing description of the Omnibus Amendment is qualified in its entirety by reference to the text of the Omnibus Amendment, a copy of which is filed herewith as Exhibit 4.1.

(B) On May 31, 2012, the Company, and certain affiliates of the Company, entered into a modification (the “Equipment Lease Amendment”) to that certain Master Equipment Lease Agreement, between the Company, and certain affiliates, and Fifth Third, dated June 18, 2010. The Equipment Lease Amendment amends the amortization schedule of rental payments due from the Company during certain specified periods, and provides for smaller payments in the short-term and larger payments at the end of the lease period. In consideration therefor, the Company agreed to an increase in the applicable interest rate.

Except as modified by the Equipment Lease Amendment, the terms of the Master Equipment Lease Agreement remain in full force and effect.

A copy of the Equipment Lease Amendment will be filed with the Company’s next periodic report for the applicable period, in accordance with the regulations of the Securities and Exchange Commission. The description of the Equipment Lease Amendment contained herein is qualified in its entirety by reference to that agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment to Four Certain Global Axcess Loan and Security Agreements, entered May 31, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: June 6, 2012	By:	/s/ Michael J. Loiacono
Name: Michael J. Loiacono
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Amendment to Four Certain Global Axcess Loan and Security Agreements, entered May 31, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.